Exhibit 99.1

Microbot Medical Announces Brigham and Women’s Hospital

as a Site for its Pivotal Human Clinical Trial

The Site Initiation Visit for the BWH clinical staff is complete and a shipment of LIBERTY investigational units was delivered

BRAINTREE, Mass., June 17, 2024 — Microbot Medical Inc. (Nasdaq: MBOT) today announces that Brigham and Women’s Hospital (BWH), a leading academic medical center located in Boston, Massachusetts, will participate as a clinical trial site for the pivotal human clinical trial as part of its Investigational Device Exemption (“IDE”) application for its LIBERTY® Endovascular Robotic Surgical System. Dr. Dmitry Rabkin, MD, PhD (Assistant Chief, Division of Angiography & Interventional Radiology) has been selected as principal investigator at BWH. “We are excited to participate in the clinical evaluation of this innovative technology,” said Dr. Rabkin. BWH has completed the Site Initiation Visit, during which BWH clinical staff was trained on the clinical study protocols. In addition, a shipment of LIBERTY investigational units arrived at BWH this week for the clinical trial.

“We are pleased to work with Dr. Rabkin and the team at Brigham and Women’s Hospital on this clinical study.” commented Harel Gadot, CEO, President and Chairman of Microbot Medical. “We believe their commitment to research and the advancement of science make them an ideal clinical study site.”

The Company is in the process of engaging additional leading centers to participate in the clinical trial.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a clinical- stage medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The Investigational LIBERTY® Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic Surgical System, the outcome of its studies to evaluate the LIBERTY® Endovascular Robotic Surgical System, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, including whether the Company’s pivotal study in humans is successful, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

IR@microbotmedical.com